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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): January 13, 2003


                               Liquid Audio, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

DELAWARE                           0-25977                    77-0421089
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(State or Other Juris-            (Commission File           (IRS Employer
diction of Incorporation)         Number)                    Identification No.)


                              800 Chesapeake Drive
                         Redwood City, California 94063
                                 (650) 549-2000

--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)
              (Registrant's telephone number, including area code)




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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial statements of business acquired
          Not applicable

     (b)  Pro forma financial information
          Not applicable

     (c)  Exhibits


      Exhibit No.   Description
      ----------    -----------

      99.1 Copy of Answer and Counterclaim in BeMusic, Inc. v. Liquid Audio, Inc., Seymour Holtzman, James A. Mitarotonda, Robert
                    G. Flynn, Judith N. Frank, Stephen V. Imbler, James D. Somes, and Ann Winblad, C.A. No. 20083.


ITEM 9. REGULATION FD DISCLOSURE

     The Registrant had previously filed a counterclaim in the Delaware Chancery Court against BeMUSIC, Inc, a unit of Bertelsmann AG, for tortuous interference with contract. The Registrant is seeking damages in excess of $22 million as a result of BeMUSIC's lawsuit. The Registrant previously announced that its board of directors unanimously approved a cash distribution of $2.50 per share to stockholders of record as of December 10, 2002, payable on December 20, 2002. On December 16, 2002, BeMUSIC filed a lawsuit against the Registrant seeking to enjoin the cash distribution to stockholders. On December 19, 2002, the Registrant agreed to a court order suspending payment of the cash distribution until after a favorable outcome of the lawsuit. The trial is currently scheduled to begin February 10, 2002 in Delaware Chancery Court. The Registrant continues to believe that the cash distribution is proper and that BeMUSIC's lawsuit is without merit.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             LIQUID AUDIO, INC.


                                                    /S/ RAYMOND DOIG
                                             -----------------------------------
                                             By:      Raymond Doig

                                             Name:    Raymond Doig
                                             Title:   Chief Executive Officer

January 14, 2003



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                                  EXHIBIT INDEX


   Exhibit No.      Description
   -----------      -----------

   99.1 Copy of Answer and Counterclaim in BeMusic, Inc. v. Liquid Audio, Inc., Seymour Holtzman, James A. Mitarotonda, Robert
                    G. Flynn, Judith N. Frank, Stephen V. Imbler, James D. Somes, and Ann Winblad, C.A. No. 20083.